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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported ) October 4, 2000


                        COMMISSION FILE NUMBER: 0-29346
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                                 FRM NEXUS, INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                                     13-3754422
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


271 NORTH AVENUE, NEW ROCHELLE, NY                                  10801
(Address of principal executive offices)                         (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (914) 636-3432

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ITEM 5.            OTHER EVENTS

         On October 4, 2000 the Board of Directors of the registrant approved the written agreement dated as October 2, 2000 by and among the registrant and the persons who will purchase 34,200,000 shares of common stock, par value $.001 per share, of the registrant after the distribution of the shares of MFC Development Corp. expected to be made on November 30, 2000 to the shareholders of the registrant. That agreement (herein the "Spin-Off Agreement") was the subject of a Letter of Intent dated August 17, 2000 which was reported in the registrant's Current Report (Form 8-K) dated August 30, 2000.

         MFC Development Corp. was incorporated in the State of Delaware on May 18, 1990 under the name of PSI Food Services Corp, which has been a wholly-owned subsidiary of the registrant since November 1993. That corporation was the food services division of the registrant, consisting of two subsidiaries, Wendclark, Inc. and Wendcello Corp. which operated 17 Wendy's Restaurants until the food service division was discontinued on June 20, 2000. On May 14, 1999, the outstanding capital stock of Wendclark, Inc. was sold for $975,000 in cash and on June 20, 2000 the outstanding capital stock of Wendcello Corp. was sold for $1,575,000 in cash. Gains of $96,303 and $381,112 respectively were recorded on said sales. The results of operations of both subsidiaries have been classified as discontinued operations and prior periods have been restated in the registrants 10-Q report for the six months ended August 31, 2000, dated September 28, 2000.

         As of the close of business on August 31, 2000, the registrant assigned to its wholly-owned subsidiary, MFC Development Corp., all of its assets (except $10,000 in cash) subject to all of its liabilities as of that date in exchange for additional shares of common stock to bring the registrant's ownership to 1,800,000 shares of common stock, par value $.001 per share, constituting all of the issued and outstanding stock of MFC Development Corp. There are also 1,800,000 shares of the registrant's common stock issued and outstanding. The Board of Directors of the registrant has adopted resolutions approving the distribution of the shares of common stock it owns in MFC Development Corp. as described in its Form 8K Report dated August 30, 2000. MFC Development Corp. has filed with the Securities and Exchange Commission a Form 10 Application for Registration of its common stock pursuant to Section12(g) of The Securities Exchange Act of 1934, dated September 29, 2000, which may become effective on or about November 30, 2000.

         Accordingly on November 30, 2000, or such later date as the registration of the common stock of MFC Development Corp. shall have become effective (the "distribution date") the registrant shall distribute to its shareholders one (1) share of common stock of MFC Development Corp. for each one
(1) share of common stock of the registrant held by its shareholders at the close of business on November 1, 2000 (the record date). Therefore, on the distribution date the shareholders of the registrant together will own 1,800,000 shares of both the registrant and MFC Development Corp. The registrant will not continue to own any shares of MFC Development Corp. after the distribution date and MFC Development Corp will own no shares of the registrant.

         MFC Development Corp has filed its Form 10 Application to be a reporting company and expects that its common stock will be accepted for trading on the NASDAQ Bulletin Board when the registration becomes effective. Until that time the registrant's shares will be traded on NASDAQ

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Bulletin Board (symbol FRMO together) with the MFC shares on a when issued basis. When the MFC stock trades on its own, the registrant's stock will be quoted and sold ex the MFC distribution.

         The shares of MFC Development Corp. to be received by the shareholders of the registrant on the distribution date will not be taxable as a dividend distribution because the registrant will not have accumulated earnings and profits on that date, nor will it have earnings and profits in the current fiscal year. Shareholders' basis in the shares of MFC Development Corp will equal the market value of the shares received by the shareholders and the Company will inform shareholders of that market value by January 31, 2001. Shareholders' basis in the shares of the registrant will be reduced, though not below zero, by an amount equal to the market value of the shares of MFC Development Corp. received. In the event the market value of the shares so received exceeds the basis of a shareholder's stock of the registrant, the excess would be treated as capital gain on the distribution date.

         The Board of Directors of the registrant on October 4, 2000 approved the Certificate of Amendment of the Certificate of Incorporation which, with the expected written consent of a majority of its shareholders, will be filed before the distribution date in order to change the corporate name to "FRMO Corp." and increase its authorized capital stock to 90,000,000 shares of common stock, with a par value of $.001 per share and 2,000,000 shares of preferred stock, with a par value of $.001 per share. There are no preferred shares outstanding. The 1,800,000 shares of common stock of the registrant after the effective date of the amendment will be 1,800,000 shares of common stock of FRMO Corp of the par value of $.001 per share. It will not be necessary for shareholders to exchange their present certificates for new certificates until they are surrendered in connection with a sale or other transfer.

         After the 1,800,000 shares of MFC Development Corp have been distributed to the registrant's shareholders on the distribution date, the registrant, as renamed FRMO Corp, will have no subsidiaries, $10,000 in assets, no liabilities and 1,800,000 shares of common stock, outstanding. If the Spin-Off Agreement is consummated after the distribution date, it provides for a total of 34,200,000 shares of common stock of FRMO Corp to be issued as follows:

         (i) 28,800,000 shares of common stock of FRMO Corp. will be issued to Peter Doyle, as Voting Trustee of 8.1% of the issued and outstanding shares of Kinetics Asset Manage ment Inc. ("Kinetics") and Murray Stahl (the "Stahl Bregman Group") for $2,880,000, payable as set forth below. The Stahl Bregman Group includes Murray Stahl, Steven Bregman, John Meditz, Peter Doyle, Catherine Bradford, Thomas C. Ewing and Katherine Ewing, who will be in control of the registrant and are referred to herein as the "FRMO Control Group". The 28,800,000 shares will be issued to the Stahl Bregman Group at the Closing but will be held in escrow and delivered as paid at the rate of ten cents ($.10) per share. The Stahl Bregman Group is obligated to pay to FRMO Corp. the after tax amount (fixed at 54% of the dividend) of all dividends they receive from Kinetics until the total of $2,880,000 has been paid. Presently those dividends are in the range of $1,000,000 per annum ($540,000 after taxes) and as received (presently monthly) they must be paid to FRMO Corp in exchange for which shares of FRMO Corp. will delivered by the escrow agent

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         at the rate of $.10 per share. Said installment payments may be higher or lower than the aforesaid rate depending on future dividends. The Stahl Bregman Group may make other payments in addition each month at its discretion but the payment based on the Kinetics dividend shall be obligatory until the fixed purchase is paid. The members of the Stahl Bregman Group have no obligation other than to pay the net dividends from Kinetics until the fixed purchase price is paid. The Stahl Bregman Group agrees that it will not divest itself of any part of its Kinetics shares or change the character of its ownership so as to reduce the pro-rata share of the dividends it currently receives from Kinetics without, as a condition thereof, paying toward the fixed purchase price of its FRMO shares the after-tax proceeds of that part divested, as if the divestment had not occurred.

         (ii) 3,600,000 shares of common stock of FRMO Corp. will be issued to Lestar Partners, LLC, ("LPC") a New York Limited Liability Company owned by Lester Tanner, President and a director of the registrant, together with members of his family, for $360,000 payable as set forth below. The 3,600,000 shares will be issued to LPC at the Closing but will be held in escrow and delivered as paid at the rate of ten cents ($.10) per share. LPC is obligated to pay to FRMO Corp in cash an amount equal to 12 1/2% of each payment made by the Stahl Bregman Group until the purchase price of $360,000 is paid.

         (iii) 1,800,000 shares of common stock of FRMO Corp will be issued to Lawrence J. Goldstein at the Closing for $18,000 payable at the Closing. Mr. Goldstein is the General Partner of Santa Monica Partners, LP, a private fund which owns 200,000 shares of common stock of the registrant.

         If and when the Closing of the Spin-Off Agreement takes place the Stahl Bregman Group can (and is expected to), by written consent, elect a new Board of Directors of FRMO Corp. which will be able to elect all the officers of the corporation including Murray Stahl as Chairman, Chief Executive Officer, and Steven Bregman as President, Chief Operating Officer.

         MURRAY STAHL is Chairman and a co-founder of Horizon Asset Management, Inc. He is the Co-Portfolio Manager of the Small Cap Opportunities Portfolio. Prior to founding Horizon, Murray Stahl was with Bankers Trust Company for 16 years as a portfolio manager and research analyst, managing $600 million of individual trust and institutional client assets. As the senior fund manager, he directed the investments of three of the bank's Common Trust Funds, the Special Opportunity, Utility and Tangible Assets Funds. Murray Stahl also served as a member of the Equity Strategy Group as well as the Investment Strategy Group, which established asset allocation guidelines for the Private Bank. Mr. Stahl was also deeply involved in new product development.

         STEVEN BREGMAN co-founded Horizon Asset Management, Inc. in 1994 and is currently its President. Horizon is a New York State based research and investment management firm and Mr. Bregman's primary duties include analysis of business enterprises small and large for equity investment. From 1987 until he started Horizon in 1994 Steven Bregman was an Investment Officer in Bankers Trust Company's Private Clients Group, where he managed in excess of $600 million of

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equity and fixed income assets. At the Bank he was one of a five manager group responsible for managing the bank's largest individual relationships and for setting equity investment guidelines for the Private Bank. Steven Bregman served as a member of the Special Situations Equity Strategy Group and served in a variety of new product development projects. He has his BA degree in Economics from the City University of New York.

         Kinetics, the dividends from which will be the source of the Stahl Bregman Group's payment for its shares of FRMO Corp., is an S. Corporation registered under the Investment Advisers Act of 1940 and derives its income principally from advisory fees for services to several mutual funds, including The Internet Fund.

         If the Spin-Off Agreement is consummated, Lawrence J. Goldstein has agreed with FRMO Corp. to have one of its officers, selected by FRMO Corp, consult with Goldstein in connection with his management of Santa Monica Partners, LP, a private investment fund, for up to 4.5 hours in any calendar month for which FRMO Corp. will receive around $1,800 per month in calendar year 2001 and higher or lower amounts to be calculated in subsequent years.

         Each of the proposed purchasers of the 34,200,000 shares of FRMO Corp. common stock has represented that the purchase will be for investment, for the purchaser's account and not with a view to distribution. The certificates will contain an appropriate legend to that effect. Each of the said purchasers, who will be an officer, director or 10% shareholder of FRMO Corp. at the time of the Closing, has agreed to sign a Sale Restriction and Confidentiality Agreement when the Closing of the Spin-Off Agreement takes place. The business experience of the purchasers who will be part of the management of FRMO Corp. has been in financial risk management including analysis and research of public companies as well as identification of companies in early stages of promising business strategies. FRMO Corp's continuing business will utilize that experience but its operations will not fall within the definition of an investment company so as to require it to register under the Investment Act of 1940.

         All statements herein that are not historical facts, including but not limited to statements regarding the listing of MFC Development Corp. on NASDAQ Bulletin Board, sale of new FRMO common stock pursuant to the Spin-Off Agreement, the proposed Closing of that Agreement after the distribution date, the future FRMO Control Group, the proposed new officers of FRMO Corp. and its continuing business after the distribution date, are based on current expectations. These statements are forward looking in nature and involve the risk that the listing may not occur and the Agreement with the Stahl Bregman Group may not be consummated in the manner described in this Report, or at all.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                    FRM NEXUS, INC.
                                                    (Registrant)

Date: October 19, 2000                    By:  /s/ LESTER J. TANNER
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                                                   Lester J. Tanner, President

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